UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): March 17, 2026

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	UAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 17, 2026, Trevor Turbidy was appointed as a member of the Board of Directors (the “Board”) of CVR GP, LLC (the “General Partner”), the general partner of CVR Partners, LP (the “Partnership”). Mr. Turbidy also was appointed as a member of the Board’s Audit Committee, Compensation Committee, Environmental, Health & Safety Committee and Conflicts Committee.
In connection with Mr. Turbidy’s appointment, the Board affirmatively determined that Mr. Turbidy qualifies as independent under the rules and regulations of the Securities and Exchange Commission Commission (“SEC”) and the New York Stock Exchange (“NYSE”) and is an “audit committee financial expert” as defined under the rules and regulations of the SEC in accordance with the Sarbanes-Oxley Act of 2002. Neither the Partnership nor the General Partner is aware of any transactions in which Mr. Turbidy has an interest that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, and no arrangement or understanding exists between Mr. Turbidy and any other person pursuant to which he was selected as a director. Mr. Turbidy will be entitled to receive compensation for his service on the Board and its committees in accordance with the compensation program in place for other non-employee directors, as previously disclosed by the Partnership in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Mr. Turbidy will enter into the Partnership’s standard form of indemnification agreement pursuant to which the Partnership is required to indemnify Mr. Turbidy against certain liabilities that may arise by reason of his service as a director and to advance certain expenses to him. The form of the indemnification agreement has been filed as Exhibit 10.26 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Mr. Turbidy fills the vacancy on the Board resulting from the previously announced death of Brian Goebel, who served as a member of the Board and on the Board’s Audit Committee (including as its chair), Compensation Committee and Environmental, Health & Safety Committee until his passing. Upon Mr. Turbidy’s appointment, the Partnership regained compliance with the applicable NYSE listing standards, which require that the audit committee of a NYSE-listed company consist of at least three members, each of whom is an independent director. On March 17, 2026, the Board also appointed existing director and Audit Committee member Alexander Nickolatos as the chair of the Board’s Audit Committee.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of March 17, 2026, the General Partner executed Amendment No. 2 (the “Amendment”) to the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”). The Amendment amends the definition of “Conflicts Committee” in the Partnership Agreement to clarify the directors who are eligible to serve on a conflicts committee of the General Partner’s Board. In addition, the Amendment amended the Partnership Agreement to reflect the change in the Partnership’s registered agent to Corporation Service Company and its registered office to 251 Little Falls Drive, Wilmington, Delaware 19808. The Amendment was adopted pursuant to Section 13.1(a) and Section 13.1(d)(i) of the Partnership Agreement, and, as determined by the General Partner in its sole discretion, does not adversely affect the Partners (as defined in the Partnership Agreement) (including any particular class of Partnership Interests (as defined in the Partnership Agreement) as compared to other classes of Partnership Interests) in any material respect.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of CVR Partners, LP, dated March 17, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2026

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary